                                                                EXHIBIT 23.2

              [LETTERHEAD OF HABIF, AROGETI & WYNNE APPEARS HERE]




April 30, 1997



                         INDEPENDENT AUDITORS' CONSENT


We consent to the use of our report dated January 24, 1997, except for the first and second paragraphs of Note J, as to which the date is April 29, 1997, appearing in the Prospectus dated April 29, 1997, which is part of Registration Statement No. 333-21647 on Form SB-2, of International CompuTex, Inc. We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.


                                            Very truly yours,

                                            HABIF, AROGETI & WYNNE, P.C.